UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

GreenSky, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector Suite 700	30342
Atlanta, Georgia	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (678) 264-6105

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 10, 2021, GreenSky, Inc., a Delaware corporation (“GreenSky”), held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement of GreenSky prepared in connection with the Mergers (as defined below), which also constitutes a prospectus of The Goldman Sachs Group, Inc., a Delaware corporation (“GS Group”), filed with the U.S. Securities and Exchange Commission on November 9, 2021 (as supplemented on December 3, 2021), which was first mailed to GreenSky’s stockholders on November 9, 2021.

As of the close of business on November 2, 2021, the record date for the Special Meeting (the “Record Date”), there were 184,233,171 shares of GreenSky common stock issued and outstanding and entitled to vote at the Special Meeting, consisting of 92,135,984 shares of GreenSky Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and 92,097,187 shares of GreenSky Class B common stock, par value $0.001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”). On each matter properly brought before the Special Meeting, each holder of Class A Common Stock was entitled to one vote per share of Class A Common Stock and each holder of Class B Common Stock was entitled to ten votes per share of Class B Common Stock, in each case, held on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters.

70.15% of all of the shares of issued and outstanding Common Stock entitled to vote were represented either virtually or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. The tables below detail the voting results for each proposal:

1.
Proposal to adopt the Agreement and Plan of Merger, dated as of September 14, 2021 (as amended or otherwise modified from time to time, the “Merger Agreement”), by and among GS Group, Goldman Sachs Bank USA, a bank organized under the laws of the State of New York (“GS Bank”), Glacier Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of GS Bank (“Merger Sub 1”), Glacier Merger Sub 2, LLC, a Georgia limited liability company and wholly owned subsidiary of GS Bank (“Merger Sub 2”), GreenSky and GreenSky Holdings, LLC, a Georgia limited liability company and subsidiary of GreenSky (“GreenSky Holdings”), and thereby approve the merger of (i) GreenSky with and into Merger Sub 1 (the “Company Merger”), with Merger Sub 1 surviving the Company Merger as a wholly owned subsidiary of GS Bank, and (ii) Merger Sub 2 with and into GreenSky Holdings (the “Holdings Merger” and together with the Company Merger, the “Mergers”), with GreenSky Holdings surviving the Holdings Merger as a subsidiary of GS Bank and Merger Sub 1 (the “Merger Proposal”).

Set forth below are the voting results for the Merger Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
710,491,840	271,864	4,070	0

As a result, GreenSky’s stockholders approved the Merger Proposal.

2.
Proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of GreenSky in connection with the consummation of the Mergers (the “Non-Binding Compensation Proposal”).

Set forth below are the voting results for the Non-Binding Compensation Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
704,635,617	2,993,934	3,138,223	0

As a result, GreenSky’s stockholders approved the Non-Binding Compensation Proposal.

3.
In connection with the Special Meeting, GreenSky also solicited proxies with respect to the adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve such proposal (the “Adjournment Proposal”). As there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was unnecessary and such proposal was not submitted to the GreenSky stockholders for approval at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

By:	/s/ Steven E. Fox
	Name:	Steven E. Fox
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: December 10, 2021